                                                                 Exhibit (b)(2)


               AMENDMENT AND RESTATEMENT NO. 2 TO CREDIT AGREEMENT

                  AMENDMENT AND RESTATEMENT NO. 2 TO CREDIT AGREEMENT (this "Amendment and Restatement") dated as of October 23, 1997 among CARPENTER TECHNOLOGY CORPORATION (the "Borrower"), the BANKS listed on the signature pages hereof (the "Banks"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent"), and MELLON BANK, N.A., as Syndication Agent.


                              W I T N E S S E T H:

                  WHEREAS, certain of the parties hereto have heretofore entered into a Credit Agreement dated as of January 18, 1994, as amended by the Amended and Restated Credit Agreement dated as of February 21, 1997 (as so amended, the "Agreement"); and

                  WHEREAS, the parties hereto desire to amend the Agreement to increase the aggregate amount of the Commitments of the Banks from $150,000,000 to $400,000,000, to provide for changes in the respective Commitments of the Banks as set forth herein and to restate the Agreement in its entirety to read as set forth in the Agreement with the amendments specified below:

                  NOW, THEREFORE, the parties hereto agree as follows:

                  SECTION 1. Definitions; References. (a) Unless otherwise specifically defined herein, each capitalized term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended and restated hereby.

                  (b) Each of the following terms shall have the meaning given to such term for purposes of this Amendment and Restatement:

                  "Restatement Effective Date" means the date this Amendment and Restatement becomes effective in accordance with Section 14 hereof.

                  SECTION 2. Amendments to Section 1.01. Section 1.01 of the Agreement is amended as follows:

                  (a)  The following definitions are added to Section 1.01:

                  "Acquisition" shall mean the acquisition of Shares in accordance with the Offer to Purchase and the Merger.

                  "Commitment Reduction Date" shall mean September 30, 1998.

                  "Margin Stock" shall have the meaning given in Regulation U.

                  "Merger" shall mean the merger of Merger Sub with and into Talley Industries, in accordance with the Merger Agreement.

                  "Merger Agreement" shall mean the Agreement and Plan of Merger dated as of September 25, 1997 among the Borrower, Merger Sub and Talley Industries.

                  "Merger Date" shall mean the date the Merger is consummated.

                  "Merger Sub" shall mean Score Acquisition Corp., a Delaware corporation.

                  "Offer to Purchase" shall mean the Offer to Purchase dated October 2, 1997 containing Merger Sub's offer to purchase the Shares.

                  "Shares" shall mean shares of Series A Convertible Preferred Stock, Series B $1 Cumulative Convertible Preferred Stock and Common Stock, par value $1.00 per share, of Talley Industries.

                  "Talley Industries" shall mean Talley Industries, Inc., a Delaware corporation.

                  (b) The definition of "Interest Period" is amended to (i) delete the "and" at the end of clause 3(a); (ii) to substitute "; and" for the period at the end of clause 3(b); and (iii) to add the following clause 3(c):

                  (c) the Borrower may select an Interest Period with respect to Loans exceeding $200,000,000 aggregate principal amount that ends on the Commitment Reduction Date.

                  (d) The definition of "Borrower's 1996 Form 10-K" is replaced with the following:

                      "Borrower's 1997 Form 10-K" means Borrower's Annual Report on Form 10-K for the year ended June 30, 1997, as filed with the Securities and Exchange Commission pursuant to the Securities and Exchange Act of 1934."

                  SECTION 3. Notice of Committed Borrowings. Section 2.02(d) is deleted and is replaced by the following:

                  (d) in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period; provided, in selecting any Interest Period the Borrower shall take into account the mandatory reductions of the Commitments on the Commitment Reduction Date so that the Borrower will not be required to pay Fixed Rate Borrowings prior to the end of an Interest Period on the Commitment Reduction Date.

                  SECTION 4. Amendment to Section 2.10. Section 2.10 is deleted and replaced with the following:

                  SECTION 2.10. Mandatory Reduction and Termination of Commitments.

                           (a) (i) The aggregate Commitments shall be reduced to $200,000,000 on the Commitment Reduction Date, such reduction to be applied to the Commitments of the Lenders so that after such reduction the Commitments of the Banks will be as set forth below:

                  Morgan Guaranty Trust Company
                  of New York                                    $50,000,000
                  Mellon Bank, N.A.                              $65,000,000
                  CoreStates Bank, N.A.                          $45,000,000
                  PNC Bank, National Association                 $40,000,000

                  (ii) All Committed Borrowings outstanding on the Commitment Reduction Date shall be reallocated among the Banks (and appropriate payments made to reflect such reallocations) such that each Bank has outstanding a principal amount of each Committed Borrowing that is proportional to its Commitment after such reduction. The Borrower will pay each Bank amounts calculated with reference to Section 2.13 to the extent that any reallocation results in a loss or expense to such Bank of the type referred to in Section 2.13. The interest rate applicable to any Fixed Rate Committed Borrowing which is the subject of such a reallocation shall be the higher of (x) the interest rate then in effect for such Committed Borrowing and (y) the interest rate determined as if the Commitment Reduction Date were the date of borrowing and the interest rate was computed with respect to the same type of Fixed Rate.

                  (iii) Any Committed Loans outstanding on the Commitment Reduction Date in excess of $200,000,000 aggregate principal amount (together with accrued interest on such excess) shall be due and payable on the Commitment Reduction Date. The Borrower shall, upon one Domestic Business Day's Notice to the Agent, select the Committed Borrowings to be so paid, but the Borrower may only select Base Rate Borrowings for such purpose. Payments in respect of such selected Base Rate Borrowings shall be applied ratably to the outstanding Base Rate Loans of the Lenders to be prepaid.

                  (b) The Commitments shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

                  SECTION 4. Amendment to Section 5.05. Section 5.05 is deleted and replaced by the following:

                  SECTION 5.5. Debt. Consolidated Debt will at no time between October 23, 1997 and the Commitment Reduction Date exceed 65% of Total Capitalization and will at no other time exceed 55% of Total Capitalization. For purposes of this Section any preferred stock of a Subsidiary held by a Person other than the Borrower or a Wholly-Owned Subsidiary shall be included, at the higher of its voluntary or involuntary liquidation value, in "Consolidated Debt".

                  SECTION 5. Amendment to Section 5.06. Section 5.06 is deleted and replaced by the following:

                  Section 5.06. Minimum Consolidated Tangible Net Worth. Consolidated Tangible Net Worth will at no time be less than the "Minimum Compliance Level". The "Minimum Compliance Level" at any time shall be equal to the "Applicable Base Amount" in effect at such time, and shall be increased as of the end of each fiscal year, beginning with the Applicable Base Year, by an amount (the "Annual Amount") equal to (w) 45% of the net income of the Borrower and its Consolidated Subsidiaries for such fiscal year, plus (x) the net proceeds received by the Borrower from the sale of its own capital stock during such fiscal year, minus (y) 45% of any dividend payments made on the Borrower's capital stock during such fiscal year, minus (z) 45% of the aggregate price of any purchase by the Borrower of its own capital stock during such fiscal year. The "Applicable Base Amount" shall be $170,000,000 during the period commencing on January 18, 1994, and ending on June 30, 1998, and thereafter shall be equal to 75% of Consolidated Tangible Net Worth on June 30, 1998; and the "Applicable Base Year" shall be the fiscal year ended June 30, 1994 at all times on and prior to June 30, 1998, and thereafter shall be June 30, 1999. The increases in the Minimum Compliance Level shall be fully cumulative, and no reduction shall be made on account of a negative Annual Amount for any fiscal year of the Borrower.

                  SECTION 6. Amendment to Section 5.07. Section 5.07 is amended
(i) to delete the "and" at the end of clause (j); (ii) to substitute "and;" for the period at the end of clause (k); and (iii) to add the following clause (l):

                  (l) Liens on Margin Stock, if and to the extent that the value of such Margin Stock exceeds 25% of value of the total assets of the Borrower and its Subsidiaries subject to this Section.

                  SECTION 7. Amendment to Section 5.08. Section 5.08 is deleted and replaced by the following:

                  SECTION 5.08. Consolidations, Mergers and Sales of Assets. The Borrower will not (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of the assets of the Borrower and its Subsidiaries, taken as a whole, to any other Person; provided that (a) the Borrower may merge with another Person if the Borrower is the corporation surviving such merger and, after giving effect thereto, no Default shall have occurred and be continuing and (b) if the value of all Margin Stock of the Borrower and its Subsidiaries exceeds 25% of the value of total assets of the Borrower and its Subsidiaries subject to Section 5.07, the Borrower or a Subsidiary may sell Margin Stock in the amount of such excess.

                  SECTION 8. Amendment to Section 5.09. Section 5.09 is deleted and replaced by the following:

                  SECTION 5.09. Use of Proceeds. (a) The proceeds of the Loans made under this Agreement will be used by the Borrower for the general corporate purposes of the Borrower, including the Acquisition and other acquisitions.

                  (b) No part of the proceeds of any Loan will be used to purchase or carry Margin Stock in violation of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, as amended from time to time, or to extend credit for the purpose of purchasing or carrying Margin Stock in violation of said Regulations G, T, U or X. No part of the proceeds of any Loans or extensions of credit hereunder (other than proceeds used for the Acquisition) may be used to purchase or extend credit for the purpose of purchasing or carrying Margin Stock. Neither the Borrower nor any Subsidiary of the Borrower is engaged in the business of extending credit to others for the purpose of buying or carrying Margin Stock. Not more than 25% of the value of the assets of the Borrower and its Subsidiaries shall constitute Margin Stock.

                  SECTION 9. New Section 7.10. A new Section 7.10 is added to the Agreement:

                  SECTION 7.10. Syndication. The title "Syndication Agent" implies no fiduciary or other responsibility on the part of the Syndication Agent, as such, to any other Bank or any other Person, and the use of such title does not impose on such Bank any duties or obligations different than those to any other Bank or entitle such Bank to any rights other than those to which any other Bank is entitled. Without limitation, the Syndication Agent, as such, assumes no responsibility for any servicing, syndication, enforcement or collection of the Loans or any other obligations of the Borrower hereunder, or any duties as agent hereunder to the Banks.

                  SECTION 10. Changes in Commitments; Effects. (a) With effect from and including the Restatement Effective Date, the Commitment of each Bank shall be the amount set forth opposite the name of such Bank on the signature pages hereof.

                  (b) On the Restatement Effective Date, Bank of America Illinois shall cease to be a Bank under this Agreement and its Commitment shall be terminated as of the Restatement Effective Date.

                  (c) All Committed Borrowings outstanding on the Restatement Effective Date shall be reallocated among the remaining Banks (and appropriate payments made to effect such reallocation) such that each remaining Bank has outstanding a principal amount of the outstanding Committed Borrowings that is proportional to its Commitment, as determined under Section 9(a) hereof. The Borrower will pay Bank of America Illinois any amounts due under Section 2.13 of the Agreement as a result of the repayment of its Committed Loans, and will pay each remaining Bank amounts calculated with reference to Section 2.13 to the extent that any reallocation results in a loss or expense to such Bank of the type referred to in Section 2.13. The interest rate applicable to any Fixed Rate Committed Borrowing which is the subject of a reallocation under this Section 9(c) shall be the higher of (i) the interest rate then in effect for such Committed Borrowing and (ii) the interest rate determined as if the Restatement Effective Date were the date of borrowing and the interest rate was computed with respect to the same type of Fixed Rate.

                  SECTION 11. Updated Representation. (a) Each reference to "June 30, 1996" in Section 4.04(a) of the Agreement is changed to "June 30, 1997", and the reference to "Borrower's 1996 Form 10-K" is changed to "Borrower's 1997 Form 10-K".

                  (b)  Section 4.04(b) is deleted.

                  (c) Each reference to "December 31, 1996" in Section 4.04(c) is changed to "June 30, 1997".

                  SECTION 12. Representations and Warranties. The Borrower hereby represents and warrants that as of the Restatement Effective Date and after giving effect thereto:

                  (a)  no Default has occurred and is continuing; and

                  (b) each representation and warranty of the Borrower set forth in the Agreement after giving effect to this Amendment and Restatement is true and correct as though made on and as of such date.

                  SECTION 13. Governing Law. This Amendment and Restatement shall be governed by and construed in accordance with the laws of the State of New York.

                  SECTION 14. Counterparts; Effectiveness. This Amendment and Restatement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment and Restatement shall become effective on the date that each of the following conditions shall have been satisfied:

                  (i) receipt by the Syndication Agent of duly executed counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, the Syndication Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

                  (ii) receipt by the Syndication Agent of an opinion of the General Counsel or the Associate General Counsel of the Borrower (or such other counsel for the Borrower as may be acceptable to the Syndication Agent), substantially to the effect of Exhibit E to the Agreement (but also including an opinion regarding Regulation U) with reference to this Amendment and Restatement and the Agreement as amended and restated hereby; and

                  (iii) receipt by the Syndication Agent of all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of the Agreement as amended and restated hereby and any other matters relevant hereto, all in form and substance satisfactory to the Syndication Agent;

provided that this Amendment and Restatement shall not become effective or binding on any party hereto unless all of the foregoing conditions are satisfied not later than December 31, 1997. The Syndication Agent shall promptly notify the Borrower and the Banks of the Restatement Effective Date, and such notice shall be conclusive and binding on all parties hereto.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                                       CARPENTER TECHNOLOGY CORPORATION



                                       By:          /s/Robert J. Dickson
                                          --------------------------------------
                                          Title:    Treasurer
Commitments

$ 50,000,000                           MORGAN GUARANTY TRUST COMPANY OF NEW YORK



                                       By:          /s/Laura E. Loffredo
                                          --------------------------------------
                                          Title:    Vice President



$145,000,000                           MELLON BANK, N.A.


                                       By:          /s/D. Jardini
                                          --------------------------------------
                                          Title:    Vice President



$125,000,000                           CORESTATES BANK, N.A.



                                       By:          /s/John. J. Massaro
                                          --------------------------------------
                                          Title:    Assistant Vice President



$ 80,000,000                           PNC BANK, NATIONAL ASSOCIATION



                                       By:          /s/Lawrence W. Jacobs
                                          --------------------------------------
                                          Title:    Vice President



Total Commitments:  $400,000,000

                                       MORGAN GUARANTY TRUST COMPANY OF
                                         NEW YORK, as Agent



                                       By:          /s/Laura  E. Loffredo
                                          --------------------------------------
                                          Title:    Vice President



Agreed to for purposes of Section 10:

BANK OF AMERICA ILLINOIS

By:           /s/ John W. Pocalyko
    ----------------------------------
    Title:     Vice President